Exhibit 99.1

Contacts:	Lorne E. Phillips, CFO Pioneer Drilling Company (210) 828-7689 Lisa Elliott / lelliott@drg-l.com Anne Pearson / apearson@drg-l.com DRG&L / (713) 529-6600

Pioneer Drilling Announces $150 Million Senior Notes Offering

SAN ANTONIO, Texas, November 15, 2011 – Pioneer Drilling Company (NYSE Amex: PDC) announced today that it plans to offer, subject to market and customary conditions, an additional $150 million in aggregate principal amount of 9.875% senior unsecured notes due 2018 (the “Notes”) in a private placement to eligible purchasers. The Notes will be treated as a single series of debt securities with the $250 million in aggregate principal amount of 9.875% senior unsecured notes due 2018 issued on March 11, 2010 (the "Existing Notes"), and will have the same terms as the Existing Notes except that they (1) will have a different issue date and issue price, (2) will be subject to a separate registration rights agreement and (3) until registered, will have different CUSIP numbers.
Certain of Pioneer’s existing and future domestic subsidiaries will fully and unconditionally guarantee the Notes. Pioneer intends to use the net proceeds from the Offering to fund a portion of its new-build drilling rig program, to fund any cash consideration payable in respect of possible acquisitions, or a combination of the foregoing depending on the timing of the opportunity and other factors. Pioneer intends to use any excess proceeds for general corporate purposes, which may include capital expenditures, additional acquisitions and associated working capital, or the repayment of indebtedness.
The Notes are being offered inside the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.
The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Pioneer
Pioneer Drilling Company provides contract land drilling services to independent and major oil and gas operators in Texas, Louisiana, the Rocky Mountain and Appalachian regions and internationally in Colombia through its Pioneer Drilling Services Division. Pioneer also provides well service rig, wireline and fishing and rental services to producers in the U.S. Gulf Coast, Mid-Continent, Rocky Mountain and Appalachian regions through its Pioneer Production Services Division.  Its fleet consists of 64 land drilling rigs that drill at depths ranging from 6,000 to 25,000 feet, 86 well service rigs (seventy-seven 550-horsepower rigs, eight 600-horsepower rigs and one 400-horsepower rig), 103 wireline units, and fishing and rental tools.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on current expectations of Pioneer’s management. These forward-looking statements include all statements other than those made solely with respect to historical facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not Pioneer will ultimately offer the Notes or consummate the offering, and if it does, the size, timing and use of proceeds of the offering, the stability of the capital markets, other market conditions, customary closing conditions, the timing and success of Pioneer’s possible acquisitions, and other factors and uncertainties inherent in providing contract drilling and production services discussed in Pioneer’s filings with the U.S. Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Pioneer’s ability to control or predict. Pioneer undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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